Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Roxio, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2003, as filed with the Securities and Exchange Commission on August 14, 2003 (the Report), the undersigned, Wm. Christopher Gorog., Chairman of the Board and Chief Executive Officer of the Company and R. Elliot Carpenter, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/S/ WM. CHRISTOPHER GOROG
Wm. Christopher Gorog Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

By:	/S/ R. ELLIOT CARPENTER
R. Elliot Carpenter Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) August 14, 2003

This certification accompanies this periodic report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.